UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Montgomery Street, Suite 200

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TRNO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2019, our board of directors adopted the Terreno Realty Corporation Deferred Compensation Plan (the “Plan”).

The Plan will allow a select group of management and our non-employee directors to defer receiving certain of their cash and equity-based compensation. Participants in the Plan who are employees may defer all or a portion of their annual base salaries and all or a portion of their annual cash bonuses. Participants who are non-employee directors may defer all or a portion of their directors’ fees in cash.

Employee participants may defer all or a portion of any performance share awards that they receive under our long-term incentive plan and equity incentive plan, subject to certain restrictions. In addition, non-employee director participants may defer all or a portion of any unrestricted stock awards that they receive under our equity incentive plan. Dividends paid, if any, on deferred equity awards will also be deferred under the Plan.

Generally, distributions under the Plan will be paid in the form of payment designated by the participant upon separation from service for any reason (including death and retirement). Distributions may be paid either (i) as a lump sum payment or (ii) in annual installments over a five year or ten year period. Participants shall designate their form of payment at the time of their initial deferral election and may not modify the form of payment designated in such election.

The participants’ elective deferrals and any earnings of the deemed investment of such deferrals are 100% vested immediately. We pay all of the administrative costs of the Plan, which will be administered by our investment committee.

A rabbi trust will be established for the Plan, and contributions under the Plan will be deposited into the rabbi trust. Assets in the trust are subject to the claims of our general creditors in the event of bankruptcy or other insolvency. No assets will be placed into an account in the name of any participant. An account in the Plan will not give a participant any interest in our assets or a right to payment other than as provided in the Plan.

Amounts credited to participants’ accounts will be subject to the claims of our general creditors until they are paid to the participants. Participants in the Plan are our general unsecured creditors with respect to amounts payable under the Plan.

The description of the Plan set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Terreno Realty Corporation Deferred Compensation Plan

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRENO REALTY CORPORATION

	By:	/s/ Jaime J. Cannon
Date: November 8, 2019		Jaime J. Cannon
Executive Vice President and Chief Financial Officer

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